 As filed with the Securities and Exchange Commission on November 12, 1999
                                                          Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            INTRANET SOLUTIONS, INC.
             (Exact name of Registrant as specified in its charter)

           MINNESOTA                                       41-1652566
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

            8091 WALLACE ROAD                                  55344
         EDEN PRAIRIE, MINNESOTA                             (Zip Code)
 (Address of principal executive offices)

                                INFOACCESS, INC.
                             1990 STOCK OPTION PLAN
                                       AND
                                INFOACCESS, INC.
                             1995 STOCK OPTION PLAN
                            (Full title of the plans)

                                 Robert F. Olson
                      President and Chief Executive Officer
                                8091 Wallace Road
                          Eden Prairie, Minnesota 55344
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (612) 903-2000

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                                            Proposed
                                                   Proposed                  maximum
       Title of               Amount               maximum                  aggregate               Amount of
     securities to             to be            offering price              offering               registration
     be registered        registered(1)       per share(1)(2)             price(1)(2)                  fee
======================== ================== ======================= ========================== =====================
     Common Stock,            386,576
    $.01 par value            shares             $19.188                $7,417,620                  $ 2,062.10
======================== ================== ======================= ========================== =====================

(1) The Registration Statement relates to 260,250 shares of Common Stock to be offered pursuant to the InfoAccess, Inc. 1990 Stock Option Plan and 126,326 shares of Common Stock to be offered pursuant to the InfoAccess, Inc. 1995 Stock Option Plan.
(2) Estimated solely for the purpose of the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low sales prices per share of the Registrant's Common Stock on November 5, 1999 as reported on the Nasdaq National Market.

================================================================================

                            INTRANET SOLUTIONS, INC.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of IntraNet Solutions, Inc. (the "Company") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-19817), are, as of their respective dates, incorporated by reference and made a part hereof:

                           (1) The Annual Report on Form 10-K of the Company for
                  the fiscal year ended March 31, 1999, filed pursuant to
                  Section 15(d) of the Exchange Act (File No.
                  0-19817).

                           (2) All other reports filed pursuant to Section 13(a)
                  or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above (File No. 0-19817).

                           (3) The description of the Company's Common Stock
                  which is contained in the Registration Statement on Form 8-A (Registration No. 0-19817) filed with the Commission on January 28, 1992, under the Exchange Act and all amendments and reports filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered have been sold or which deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Article 6 of the Company's Amended and Restated Bylaws, the Company is required to indemnify its directors and officers to the fullest extent permitted by the laws of the State of Minnesota. Minnesota Statutes
Section 302A.521 requires the Company to indemnify a person made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, if, with respect to the acts or omissions of the person complained of in the proceeding, such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith;
(3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the Company, or in the case of performance by a director, officer, employee or agent of the Company as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition,
Section 302A.521, subd. 3, requires payment by the Company upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

         The Company also maintains a director and officer insurance policy to cover the Company, its directors and its officers against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.


         Exhibit                 Description
         -------                 -----------
         4.1      Amended and Restated Articles of Incorporation(1)

         4.2      Articles of Amendment to Articles of Incorporation, as dated
                  June 20, 1997(2)

         4.3      Amended and Restated Bylaws(3)

         5        Opinion of Faegre & Benson LLP

         23.1     Consent of Faegre & Benson LLP (contained in Exhibit 5 to this
                  Registration Statement)

         23.2     Consent of Grant Thornton LLP

         23.3     Consent of Ernst & Young LLP

         24       Powers of Attorney (included on page II-4 of this Registration
                  Statement)

         99.1     InfoAccess, Inc. 1990 Stock Option Plan, as amended.

         99.2     InfoAccess, Inc. 1995 Stock Option Plan, as amended.

------------------------
(1) Incorporated by reference to the exhibit 3.1 filed as part of the Company's Registration Statement on Form SB-2, File No. 333-14175.

(2) Incorporated by reference to Exhibit 3.3 filed as part of the Company's Annual Report on Form 10-KSB for the year ended March 31, 1997, File No. 0-19817.

(3) Incorporated by reference to Exhibit A filed as part of the Company's Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on July 22, 1997, File No. 0-19817.

ITEM 9.  UNDERTAKINGS.

         A.       The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                                    (i)     To include any prospectus required
                  by Section 10(a)(3) of the Securities Act of 1933;

                                    (ii)    To reflect in the prospectus any
                  facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                                    (iii)   To include any material information
                  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on November 12, 1999.


                                  INTRANET SOLUTIONS, INC.
                                  (Registrant)


                                   By /s/ Robert F. Olson
                                      -------------------------------
                                          Robert F. Olson
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Robert F. Olson and Gregg A. Waldon, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, representing a majority of the Board of Directors, in the capacities and on the dates indicated.


                 NAME                                    TITLE                                  DATE
---------------------------------------- ---------------------------------------  ------------------------------------

/s/Robert F. Olson
----------------------------------------  Chairman of the Board of Directors,             November 12, 1999
            Robert F. Olson                 President and Chief Executive
                                            Officer (Principal Executive
                                            Officer and Director)

/s/Gregg A. Waldon
----------------------------------------  Chief Financial Officer, Treasurer,             November 12, 1999
            Gregg A. Waldon                 Secretary and Director (Principal
                                            Financial Officer and Principal
                                            Accounting Officer)
/s/Ronald E. Eibensteiner
---------------------------------------                Director                           November 12, 1999
        Ronald E. Eibensteiner


/s/Kenneth H. Hole
---------------------------------------                Director                           November 12, 1999
           Kenneth H. Holec


   /s/Steven C. Waldron
---------------------------------------                Director                           November 12, 1999
           Steven C. Waldron


                               INDEX TO EXHIBITS

                                                                                                        Method
   Exhibit                                       Description                                           of Filing
   -------                                       -----------                                           ---------
                                                                                                 Incorporated by
4.1            Amended and Restated Articles of Incorporation(1)...............................  Reference

                                                                                                 Incorporated by
4.2            Articles of Amendment to Articles of Incorporation, as dated June 20, 1997(2)...  Reference

                                                                                                 Incorporated by
4.3            Amended and Restated Bylaws(3)..................................................  Reference


5              Opinion of Faegre & Benson LLP..................................................  Filed Electronically

23.1           Consent of Faegre & Benson LLP
               (contained in its opinion filed as Exhibit 5 to this Registration Statement)

23.2           Consent of Grant Thornton LLP...................................................  Filed Electronically

23.3           Consent of Ernst & Young LLP....................................................  Filed Electronically

24             Powers of Attorney
               (included on page II-4 of this Registration Statement)

99.1           InfoAccess, Inc. 1990 Stock Option Plan, as amended.............................  Filed Electronically

99.2           InfoAccess, Inc. 1995 Stock Option Plan, as amended.............................  Filed Electronically

------------------------
(1) Incorporated by reference to exhibit 3.1 filed as part of the Company's Registration Statement on Form SB-2, File No. 333-14175.
(2) Incorporated by reference to Exhibit 3.3 filed as part of the Company's Annual Report on Form 10-KSB for the year ended March 31, 1997, File No. 0-19817.
(3) Incorporated by reference to Exhibit A filed as part of the Company's Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on July 22, 1997, File No. 0-19817.